MALLESONS STEPHEN JAQUES

Subscription Agreement

Dated

Sino Gas Construction Limited ("Company")

Beijing Sino Gas Weiye Co., Ltd ("Sinogas Beijing")

Sino Gas International Holdings Inc. ("Sinogas Inc")

AMP Capital Asian Giants Infrastructure Fund ("Subscriber")

Mallesons Stephen Jaques
13/F, Gloucester Tower
The Landmark
15 Queen's Road Central
Central
Hong Kong
T +852 3443 1000
F +852 3443 1299
www.mallesons.com

Subscription Agreement
Contents

Subscription Agreement

THIS AGREEMENT is made on 17 December 2010.

BETWEEN:

(1) **SINO GAS CONSTRUCTION LIMITED** (Company No. 1378937), a company incorporated in British Virgin Islands and having its registered office at Portcullis TrustNet Chambers, P.O. Box 3444 Road Town, Tortola, British Virgin Islands("**Company**");

(2) **BEIJING SINO GAS WEIYE CO., LTD (北京中燃伟业燃气有限公司)**, a company established in the People's Republic of China and having its registered address at Room 2008, Tower A, Caizhi Int'l Building, No. 18 Zhongguancun Dong Street, Beijing 100083 China ("**Sinogas Beijing**");

(3) **SINO GAS INTERNATIONAL HOLDINGS INC.**, a company incorporated in the United States and having its registered office at The Farmhouse 558 Lime Rock Rd Lakeville, CT 06039 United States of America ("**Sinogas Inc**");

(collectively, Sinogas Beijing and Sinogas Inc are the "**Sinogas Parties**")

and

(5) **AMP CAPITAL ASIAN GIANTS INFRASTRUCTURE FUND**, a company incorporated in Mauritius with licence number C107003825 and having its registered address at IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius ("**Subscriber**").

RECITALS

A The Company has agreed to issue the Subscription Shares to the Subscriber and the Subscriber has agreed to subscribe for the Subscription Shares and pay the Subscription Price to the Company on the terms of this agreement.

B At the request of the Company, and in consideration for the Subscriber agreeing to subscribe for the Subscription Shares, the Sinogas Parties have agreed to give certain warranties and representations to the Subscriber in relation to the Company and Qujing Gas.

THE PARTIES AGREE AS FOLLOWS:

1 Interpretation

1.1 Definitions

These meanings apply unless the contrary intention appears:

Articles of Association means the existing Articles of Association of Qujing Gas dated 31 August 2010.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in the place where an action is to be done or a payment is to be made.

Completion means the completion of the issue and allotment of the Subscription Shares in accordance with this agreement and **Complete** has a corresponding meaning.

Completion Date means 10 Business Days after the satisfaction of all of the Conditions Precedent, or any other date agreed by the Company and the Subscriber.

Conditions Precedent means the conditions precedent set out in clause 3.1 ("Conditions Precedent").

Confidential Information means all Information exchanged between the parties before, on or after the date of this agreement including:

(a) information which, either orally or in writing is designated or indicated as being the proprietary or confidential information of a party or any of its Related Bodies Corporate;

(b) information derived or produced partly or wholly from the Information including any calculation, conclusion, summary or computer modelling;

(c) information which is capable of protection at law or equity as confidential information,

whether the Information was disclosed:

(d) orally, in writing or in electronic or machine readable form;

(e) before, on or after the date of this agreement;

(f) as a result of discussions between the parties concerning or arising out of the subscription for the Subscription Shares; or

(g) by a party or any of its Representatives, any of its Related Bodies Corporate, any Representatives of its Related Bodies Corporate or by any third person.

Encumbrance means any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, claim, covenant, profit à pendre, easement or any other security arrangement or any other arrangement having the same effect.

Excluded Information means Confidential Information which:

(a) is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to a party or any Related Body Corporate of a party;

(b) the party receiving the Confidential Information can prove by contemporaneous written documentation was already known to it at the time of disclosure by a party or its Related Bodies Corporate or Representatives (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

(c) the party receiving the Confidential Information acquires from a source other than the party disclosing the Confidential Information or any Related Body Corporate or Representative of that party where such source is entitled to disclose it.

Execution Date means the date of this agreement.

HKIAC means the Hong Kong International Arbitration Centre.

Hong Kong means the Hong Kong Special Administrative Region of the PRC.

Information means all information, regardless of its material form, relating to or developed in connection with:

(a) the business, technology or other affairs of a party or any Related Body Corporate of a party; or

(b) any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information which is marked "confidential" or is otherwise indicated to be subject to an obligation of confidence owned or used by or licensed to a party or a Related Body Corporate of a party.

A person is **Insolvent**:

(a) where the person is a body corporate, if:

  (i) an order is made or an effective resolution has been passed for it to be wound up or dissolved without winding up (other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);

  (ii) an order is made or an effective resolution has been passed for it to be wound up or dissolved without winding up (other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);

  (iii) a receiver, receiver and manager, administrative receiver, judicial manager, liquidator, provisional liquidator, liquidation committee, official manager, administrator, trustee or other like official has been appointed (whether by a court or privately) over the whole or any material part of its undertaking or property;

  (iv) any distress, execution, sequestration or other similar process has been levied or enforced upon or sued out against the whole

or any material part of its property and has remained undischarged for a continuous period of more than 30 days;

(v) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);

(vi) an application or order has been made (and in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), any notice given, resolution passed, proposal put forward, or any other action taken, which is preparatory to or could result in any of (a)(i) to (iv) above;

(vii) it has made an assignment for the benefit of its creditors (including a class of creditors) generally;

(viii) it is unable or admits inability to pay its debts when they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with a creditor or any of its creditors generally to reschedule any or all of its indebtedness; or

(ix) a situation substantially similar to any of those in (a)(i) to (viii) occurs in connection with that person under the law of any jurisdiction,

(b) where the person is a natural person, if:

(i) that person being unable to pay his or her debts as and when they fall due;

(ii) an application and filing for bankruptcy is being made in respect of that person;

(iii) that person has failed to comply with a bankruptcy notice or other like statutory demand requiring him or her to pay a debt or to secure or compound the debt for the satisfaction of a creditor;

(iv) that person is not an undischarged bankrupt;

(v) a receiver, or receiver and manager, trustee for creditors or trustee in bankruptcy or analogous person being appointed over that person's assets or undertakings or any of them; or

(vi) something having a substantially similar effect to (b)(i) to (v) happens in connection with that person under the law of any jurisdiction.

Joint Venture Contract means the joint venture agreement dated 31 August 2010 between the Company, Yunnan Provincial Investment Holding Group Co., Ltd. and Qujing Municipal Investment Co., Ltd..

Manager means AMP Capital Investors Limited (Australian Business Number 59 001 777 591) acting on behalf of the Subscriber as manager.

Memorandum and Articles means the memorandum and articles of association of the Company in the form of Annexure 1 ("Memorandum and Articles of Association").

PRC means the People's Republic of China.

Proposed Restructure means:

(a) the transfer by Sinogas Beijing of its equity interest in Qujing Gas to the Company, and the obtaining of all necessary government approvals and registrations in respect of the transfer, so that the Company becomes the legal and beneficial holder of 39% of the equity interest in Qujing Gas; and

(b) the conversion of Qujing Gas from a domestic PRC enterprise to a Sino-foreign equity joint venture company.

Qujing Gas means Qujing City Fuel Gas Co., Limited ("曲靖市燃气有限公司"), a company duly incorporated under the laws of the PRC and having its registered address at 5F Xi Yuan Fan Dian, No2 Yuan Lin Rd., Qujing City, Yunnan, China.

Related Body Corporate means in relation to a body corporate:

(a) a holding company of that body corporate; or

(b) a subsidiary of that body corporate; or

(c) a subsidiary of a holding company of that body corporate.

Representative of a party includes an employee, agent, officer, director, auditor, adviser, partner, associate, consultant, joint-venturer, contractor or sub-contractor of that party or of a Related Body Corporate of that party.

Shareholders' Agreement means the shareholders' agreement between Sinogas Inc, the Subscriber and the Company in the form of Annexure 2 ("Shareholders' Agreement").

Sinogas Parties means Sinogas Beijing and Sinogas Inc., except that a reference to "Sinogas Parties" in schedule 2 will be deemed to include the Company.

Sinogas Warranties means the warranties, undertakings and representations set out in schedule 2 ("Sinogas Warranties") and **Sinogas Warranty** has a corresponding meaning.

Subscription Price means US$2,000,000 payable for the Subscription Shares.

Subscription Shares means that number of ordinary shares which represents 49% of the total issued capital of the Company.

Transaction Documents means this agreement, the Shareholders Agreement, the Guarantee and Indemnity and any other documents ancillary to the transaction contemplated under such agreements.

1.2 References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a) **(variations or replacement)** a document (including this agreement) includes any variation or replacement of it;

(b) **(clauses, annexures and schedules)** a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement;

(c) **(singular includes plural)** the singular includes the plural and vice versa;

(d) **(person)** the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association or any government agency;

(e) **(executors, administrators, successors)** a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(f) **(calculation of time)** a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(g) **(reference to a day)** a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(h) **(reference to a group of persons)** a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(i) **(meaning not limited)** the words "include", "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(j) **(time of day)** to time is a reference to Hong Kong time; and

(k) **(dollars)** United States dollars, dollars, $, US$ or USD is a reference to the lawful currency of the United States of Americans.

1.3 Next day

If an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day.

1.4 Next Business Day

If an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.5 Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

1.6 Capacity

A party which consists of more than one person is bound both jointly and severally. A party which is a trustee is bound both personally and in its capacity as a trustee.

2 Subscription

2.1 Issue and subscription

The Company agrees to issue and allot and the Subscriber agrees to subscribe for the Subscription Shares and pay the Company the Subscription Price on the terms and conditions of this agreement.

3 Conditions Precedent

3.1 Conditions Precedent

Completion is conditional on:

(a) the shareholders of the Company unanimously approving the issue of the Subscription Shares in accordance with its Memorandum and Articles;

(b) the Company, Sinogas Inc and the Subscriber executing the Shareholders' Agreement;

(c) the representations and warranties of the Sinogas Parties contained in the Shareholders Agreement and the Subscription Agreement having been true and correct when made and being true and correct in all material respects as of the Completion Date;

(d) the Proposed Restructure having been completed;

(e) unless the immediate increase of registered capital is not required by the relevant regulatory authority, all approvals for the increase of the registered capital of Qujing Gas from RMB 30 million to RMB 120 million (or such other amount as may be required by the relevant regulatory authority) having been obtained;

(f) the Company having become a party to the Joint Venture Contract in the place of Sinogas Beijing, and the Joint Venture Contract and Articles of Association of Qujing Gas having been duly amended and executed to the satisfaction of the Subscriber in its absolute discretion (including the incorporation of the provisions set out in clause 7.1 of the Shareholders Agreement) and having been duly approved and registered by the relevant PRC government approval authorities;

(g) Qujing Gas having received all necessary approvals and licences with regard to its conversion from a domestic limited liability company into a Sino-foreign joint venture company, and having carried out all registrations or amendments to registrations with the relevant regulatory authorities as required by PRC law;

(h) Qujing Gas having received the Foreign Exchange Registration Certificate issued by SAFE and having opened foreign exchange bank accounts and RMB bank accounts with banks approved by its Board of Directors;

(i) Qujing Gas having received the approvals and licences listed in Annexure 3 with regard to the Qujing City Downtown Areas Natural Gas Project (曲靖市中心城区天然气工程) which is currently being developed;

(j) Sinogas Inc and the Company having provided to the Subscriber details of all forecasted capital expenditure of Qujing Gas up to 31 December 2010 (or such other date as agreed between Sinogas Inc and the Company), and the Subscriber being satisfied with these details (in its absolute discretion);

(k) Sinogas Inc and the Subscriber having agreed the initial business plan and budget for the Company for the period from the Completion Date to 31 December of the same year, or such other period as Sinogas Inc and the Subscriber may agree in writing (both acting reasonably);

(l) the Subscriber and the Manager having obtained all necessary approvals for the Subscriber to subscribe for the Subscription Shares, including committee, board, relevant regulatory or government approvals;

(m) the Memorandum and Articles having been duly amended and executed to the satisfaction of the Subscriber at its absolute discretion (including to conform with the Shareholders Agreement);

(n) all missing government approvals, licenses and authorisations, and other defects identified in the course of the Subscriber's due diligence, as listed in Annexure 3, having been remedied or otherwise addressed to the reasonable satisfaction of the Subscriber; and

(o) the Company having commenced the process for disposal of the Kunming Interests in accordance with clause 6, to the reasonable satisfaction of the Subscriber.

3.2 Best endeavours and benefit of conditions

(a) Each party must use its best endeavours to obtain the satisfaction of the Conditions Precedent set out in clauses 3.1(b), 3.1(f) and 3.1(k), which are for the benefit of both parties.

(b) The Sinogas Parties must use their best endeavours to satisfy the Conditions Precedent set out in clauses 3.1(a), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(k), 3.1(m), 3.1(n) and 3.1(o), which are for the benefit of the Subscriber.

(c) The Subscriber must use its best endeavours to satisfy the Condition Precedent in clause 3.1(l), which is for the benefit of the Subscriber.

(d) The use of best endeavours will include procuring performance by a third party, where necessary.

(e) The parties must keep each other informed of any circumstances which may result in any Condition Precedent not being satisfied in accordance with its terms.

3.3 Waiver

A Condition Precedent which is for the benefit of the Subscriber alone may be waived by the Subscriber at any time by giving written notice to the other parties. A Condition Precedent which is for the benefit of the Sinogas Parties may be waived by the Sinogas Parties at any time by giving written notice to the Subscriber. A Condition Precedent which is for the benefit of the Subscriber and the Sinogas Parties may only be waived by each of the Subscriber and the Sinogas Parties giving written notice to the other.

3.4 Termination of agreement

If any Condition Precedent has not been satisfied, or waived in accordance with clause 3.3, by the date which is 9 months after the Execution Date, any party which has complied with its obligations in clause 3.2 ("Best endeavours and benefit of conditions") may terminate this agreement at any time prior to Completion by giving written notice to each other party.

3.5 Effect of termination

If this agreement is terminated under clause 3.4 ("Termination of agreement") then, in addition to any other rights, powers or remedies provided by law:

(a) each party is released from its obligations under this agreement other than in relation to clauses 9 ("Confidentiality") and 12.1 ("Costs and expenses");

(b) each party retains the rights it has against any other party in connection with any breach or claim that has arisen before termination; and

(c) the Subscriber must return to the Company all documents and other materials in any medium in its possession, power or control which contain information received from or on behalf of the Company.

3.6 Access to records before Completion Date

(a) The Company agrees to allow the Subscriber and its Representatives full and free access to the premises and records of the Company on reasonable notice and at all reasonable times before the Completion Date to enable the Subscriber to become familiar with the affairs of the Company, investigate the accuracy of the Warranties and confirm satisfaction of the Conditions Precedent.

(b) Without limiting clause 3.6(a), the Sinogas Parties must procure for the Subscriber and its Representatives access to the premises and records of Qujing Gas on reasonable notice and at all reasonable times before the Completion Date to enable the Subscriber to confirm satisfaction of the Conditions Precedent in clauses 3.1(d), 3.1(f), 3.1(g), 3.1(h) 3.1(i) and 3.1(n).

3.7 Subscriber's obligation to complete

The Subscriber is not required to Complete on the Completion Date if:

(a) **(insolvency)** the Company or Qujing Gas is Insolvent; or

(b) **(Warranties)** a Warranty is not correct, or is misleading in a material respect.

4 Completion

4.1 Time and place of Completion

Completion will take place at 10.00am on the Completion Date at Room 2008, Tower A, Caizhi Int'l Building, No. 18 Zhongguancun Dong Street, Beijing 100083 China or any other time and place agreed by the Company and the Subscriber.

4.2 Subscriber's obligations at Completion

At Completion, the Subscriber will:

(a) deliver to the Company an application for the Subscription Shares, duly completed and executed by the Subscriber, in the form set out in schedule 1 ("Application for Subscription Shares"); and

(b) pay the Subscription Price to the Company in immediately available funds.

4.3 Company's obligations at Completion

At Completion, the Company will:

(a) issue the Subscription Shares to the Subscriber;

(b) register the Subscriber as the holder of the Subscription Shares; and

(c) issue share certificates in respect of the Subscription Shares.

4.4 Simultaneous actions at Completion

In respect of Completion:

(a) the obligations of the parties under this agreement are interdependent; and

(b) all actions required to be performed will be taken to have occurred simultaneously on the Completion Date.

5 Approved Purpose

5.1 Acknowledgement

The parties acknowledge that, upon conversion of Qujing Gas from a domestic limited liability enterprise to a foreign invested enterprise, the registered capital

of Qujing Gas must be increased from RMB 30 million to RMB 120 million or such other amount as may be required by the relevant PRC regulatory authority.

5.2 Use of capital

(a) The Sinogas Parties jointly and severally warrant and represent to the Subscriber that, as at the date of this agreement, the Company's outstanding capital commitment to Qujing Gas is not more than USD5.148 million (**Outstanding Contribution**).

(b) The Company agrees to use the Subscription Price to be paid by the Subscriber solely for the purpose of paying, in part, the Outstanding Contribution, on the condition that payment of the Outstanding Contribution is subject to:

(i) an increase in the registered capital of Qujing Gas being required by the relevant PRC regulatory authority; and

(ii) the Company receiving a call for capital contributions authorized by the board of directors of Qujing Gas in accordance with its Articles of Association and the relevant PRC regulations.

6 Transfer of Sinogas Kunming

6.1 Transfer of interests

The Company must dispose of the Kunming Interests by transferring them to a subsidiary of Sinogas Inc., either prior to Completion or as soon as reasonably practicable after Completion. Sinogas Inc. must do all things necessary to procure one of its subsidiaries to accept the transfer of the Kunming Interests in accordance with this clause.

6.2 No warranties or indemnities by Company

The parties agree that the Company will not, and will not be required to, provide any warranties or indemnities in relation to the transfer of the Kunming Interests.

6.3 Warranties and indemnities by Sinogas Inc

Notwithstanding any other provision of this Agreement or the Subscription Agreement, or any fact, matter or circumstance disclosed to or known by AGIF in connection with the Kunming Interests or Sinogas Kunming, Sinogas Inc. indemnifies the Company against all loss and all liability which may be incurred by the Company (whether directly or indirectly) in relation to or in connection with the Kunming Interests, including under any commitment to contribute additional capital to Sinogas Kunming.

6.4 Survival

This clause 6 does not merge on Completion.

7 Sinogas Warranties

7.1 Consideration

The Sinogas Parties make the representations and warranties under this agreement and agree to the other obligations under this agreement in consideration of the Subscriber entering into this agreement. Each Sinogas Party acknowledges the receipt of valuable consideration from the Subscriber for the Sinogas Parties incurring obligations and giving rights under this agreement.

7.2 Accuracy

The Sinogas Parties jointly and severally represent and warrant to the Subscriber that each Sinogas Warranty is correct and not misleading in any material respect on the date of this agreement and will be correct and not misleading in any material respect on the Completion Date as if made on and as of each of those dates.

7.3 Separate Warranties

Each Sinogas Warranty is to be treated as a separate representation and warranty. The interpretation of any statement made may not be restricted by reference to or inference from any other statement.

7.4 Indemnity

The Sinogas Parties jointly and severally indemnify the Subscriber against all loss arising directly or indirectly from or incurred in connection with any incorrect or misleading Sinogas Warranty.

7.5 No extinguishment

The Sinogas Warranties are not extinguished or affected by any investigation made by or on behalf of the Subscriber into the affairs of the Company or by any other event or matter unless:

(a) the Subscriber has given a specific written waiver or release;

(b) the claim relates to a matter which is disclosed in a Disclosure Letter given to the Subscriber before the date of this agreement; or

(c) the claim relates to a thing done or not done after the date of this agreement at the request or with the approval of the Subscriber.

7.6 Inducement

The Sinogas Parties acknowledge that:

(a) they have made and given the Sinogas Warranties with the intention of inducing the Subscriber to enter into this agreement; and

(b) the Subscriber has entered into this agreement in full reliance on the Sinogas Warranties.

7.7 Breach on or before Completion

If any Sinogas Warranty is found to have been incorrect or misleading when made on or before the Completion Date the Subscriber may, by notice to the Company and the Sinogas Parties, terminate this agreement without prejudice to any other remedy available to it. If this agreement is so terminated then clause 3.5 ("Effect of termination") applies with the necessary changes.

7.8 Reduction in purchase price

If payment is made for a breach of any Sinogas Warranty, the payment is to be treated as an equal reduction in the price of each Subscription Share.

8 Subscriber's Warranties

8.1 Subscriber's warranties

The Subscriber represents and warrants to the Company that each of the following statements is correct and not misleading in any material respect on the date of this agreement and will be correct and not misleading in any material respect as at the Completion Date as if made on each of those dates:

(a) **(standing)** it is a company duly organized, validly existing and in good standing under the law of the place where it is established or incorporated and it has obtained all the necessary permits, licenses and approvals to carry on its business and own its assets and has complied with all applicable laws in its operation;

(b) **(power)** it has the power to enter into and perform this agreement and the Transaction Documents and has obtained all necessary consents and authorisations to enable it to do so;

(c) **(binding obligation)** this agreement and the Transaction Documents each constitute valid and binding obligations upon it enforceable in accordance with their terms by appropriate legal remedy;

(d) **(solvency)** it is not Insolvent;

(e) **(authorisation)** it has given full authority to each Representative who signs the Transaction Documents to which it is a party to execute each of the Transaction Documents and to bind such party, based on a valid power of attorney; and

(f) **(no breach)** this agreement and Completion do not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of its constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

8.2 Indemnity

The Subscriber indemnifies the Company against all loss arising directly or indirectly from or incurred in connection with any incorrect or misleading Subscriber's warranty.

9 Termination

9.1 Termination of agreement

This agreement may be terminated at any time before Completion:

(a) by notice of either party if a Condition Precedent is not satisfied by the Business Day immediately preceding the Completion Date; or

(b) by the Subscriber at any time before the time for Completion if an event specified in clause 3.7 ("Subscriber's obligation to Complete") occurs.

9.2 Effect of termination

If this agreement is terminated under clause 9.1 ("Termination of agreement") then, in addition to any other rights, powers or remedies provided by law:

(a) each party is released from its obligations under this agreement other than in relation to clauses 10 ("Confidentiality") and 12.1 ("Costs and expenses");

(b) each party retains the rights it has against the other party in connection with any breach or claim that has arisen before termination; and

(c) the Subscriber must return to the Company all documents and other materials in any medium in its possession, power or control which contain information received from or on behalf of the Company.

10 Confidentiality

10.1 Disclosure of Confidential Information

All Confidential Information exchanged between the parties under this agreement or during the negotiations preceding this agreement is confidential to them and may not be disclosed to any person except:

(a) employees, legal advisers, auditors and other consultants of the party or its Related Bodies Corporate requiring the information for the purposes of this agreement;

(b) with the consent of the party who supplied the information which consent may be given or withheld in its absolute discretion;

(c) if a party is required to do so by law, a stock exchange or any regulatory authority; or

(d) if a party is required to do so in connection with legal proceedings relating to this agreement.

10.2 Use of Confidential Information

A party must not use any Confidential Information, except for the purpose of performing its obligations under this agreement or as otherwise required by operation of law.

10.3 Excluded Information

Clauses 10.1 ("Disclosure of Confidential Information") and 10.2 ("Use of Confidential Information") do not apply to the Excluded Information.

10.4 Survival of termination

This clause 10 ("Confidentiality") will survive termination of this agreement.

11 Announcements

11.1 Public announcements

Subject to clause 11.2 ("Public announcements required by law"), neither party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the written consent of the other party, which consent is not to be unreasonably withheld or delayed.

11.2 Public announcements required by law

Clause 11.1 ("Public announcements") does not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange, if the party required to make or send it has:

(a) provided the other party with sufficient notice to enable it to seek a protective order or other remedy; and

(b) provided all assistance and co-operation that the other party considers necessary to prevent or minimise that disclosure.

12 Costs and stamp duty

12.1 Costs and expenses

The Company and the Subscriber agree to pay their own legal and other costs and expenses in connection with the negotiation, preparation, execution and completion of this agreement and of other related documentation, except for stamp duty.

12.2 Stamp duty

The Company agrees to pay all stamp duty (including fines and penalties) and capital duty chargeable, payable or assessed (if any) in relation to this agreement and the issue of the Subscription Shares to the Subscriber.

13 Notices and other communications

13.1 Form - all communications

Notices and all other forms of communications specified in this agreement must be in English in writing addressed to the address stated in clause 13.4 ("Delivery") below, or as otherwise advised by either party from time to time.

and marked for the attention of the person stated in clause 13.4 ("Delivery") in the case of a company ("Notices"). Notices must be sent by pre-paid registered airmail or courier service delivered letter. The date of receipt of a Notice or communication sent by pre-paid registered airmail or courier service delivered letter hereunder shall be the actual date when received by the other party.

13.2 Notice to Sinogas Parties

Unless otherwise stated in the notice:

(a) a notice given by Sinogas Inc will be deemed to have been given by each Sinogas Party; and

(b) a notice given to Sinogas Inc will be deemed to have been given to each Sinogas Party.

13.3 Electronic Communication

In the event that a party sends a notice or other forms of communication specified in this agreement by email, fax or other electronic form to another party, such notice or other form of communication will only be effective if and when:

(a) acknowledged; or

(b) a copy thereof has been sent in the form under clause 13.1 ("Form - all communications") to the address stated in clause 13.4 ("Delivery") or as otherwise advised by either party from time to time.

13.4 Delivery

Communications must be delivered to:

(a) in the case of the Company:

Address:	Room 2008, Tower A, Caizhi Int'l Building, No. 18 Zhongguancun Dong Street, Beijing 100083 China
Attention:	Liu Yuchuan

(b) in the case of Sinogas Beijing:

Address:	Room 2008, Tower A, Caizhi Int'l Building, No. 18 Zhongguancun Dong Street, Beijing 100083 China
Attention:	Liu Yuchuan

(c) in the case of Sinogas Inc:

Address:	Room 2008, Tower A, Caizhi Int'l Building, No. 18 Zhongguancun Dong Street, Beijing 100083 China
Attention:	Liu Yuchuan

(d) in the case of the Subscriber:

Address: 322C, Tower 2, Bright China Chang An Building, No.7 Jian Guo Men Nei Avenue, Beijing 100005
Attention: Wei Xiao

14 Miscellaneous

14.1 Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

14.2 Partial exercising of rights

If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

14.3 No liability for loss

A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

14.4 Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

14.5 Conflict of interest

The parties' rights and remedies under this agreement may be exercised even if it involves a conflict of duty or a party has a personal interest in their exercise.

14.6 Remedies cumulative

The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

14.7 Rights and obligations are unaffected

Rights given to the parties under this agreement and the parties' liabilities under it are not affected by anything which might otherwise affect them by law.

14.8 Variation and waiver

A provision of this agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

14.9 No merger

The warranties, undertakings and indemnities in this agreement do not merge and are not extinguished on Completion and will survive after Completion.

14.10 Indemnities

The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

14.11 Further steps

Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) as may be necessary or desirable to give full effect to the provisions of this agreement and the transactions contemplated by it.

14.12 Entire agreement

This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

14.13 Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this agreement or any part of it.

14.14 Inconsistent agreements

If a provision of this agreement is inconsistent with a provision of the Shareholders' Agreement, the provision of this agreement prevails.

15 Dispute Resolution

15.1 Reasonable endeavours

If any Dispute arises between the parties in connection with this agreement, the parties must use all reasonable endeavours to resolve the matter amicably.

15.2 Meeting

If a party gives the other party a written notice that a material Dispute has arisen and the parties are unable to resolve the Dispute within 10 Business Days of service of the notice, then a meeting is to be held between:

(a) Wei Xiao on behalf of the Subscriber;

(b) Liu Yuchuan on behalf of the Sinogas Parties; and

(c) Liu Yuchuan on behalf of the Company.

15.3 Reference to arbitration

If either:

(a) notwithstanding such meeting, the parties are unable to resolve the Dispute within 20 Business Days of service of the notice; or

(b) no such meeting takes place for any reason within 20 Business Days of service of the notice,

then any party to the dispute is entitled to refer the Dispute to arbitration under this agreement.

15.4 Arbitration rules

Subject to clauses 15.1 to 15.3, any Dispute is to be referred to and finally resolved by binding arbitration in Hong Kong under the HKIAC Arbitration Rules and must be administered by the HKIAC in accordance with its practice rules and regulations, as the HKIAC Arbitration Rules and the HKIAC practice rules and regulations may be amended by this clause 15.

15.5 Language of proceedings

The language to be used in the arbitration proceedings is English.

15.6 Place of arbitration

The place of arbitration will be Hong Kong.

15.7 Constitution of the arbitral tribunal

The arbitration is to consist of three arbitrators. The parties to the dispute will use reasonable efforts to jointly appoint two arbitrators. If the relevant parties cannot agree on the two arbitrators within 10 Business Days, then any party to the Dispute may request the Chairman or Deputy Chairman of the HKIAC to appoint two arbitrators on behalf of the parties to the dispute. The arbitrators so appointed by the parties shall jointly appoint the third arbitrator, who will preside as chairman. In the event that the two arbitrators cannot agree on the third arbitrator within 10 Business Days after they are appointed by the parties (or by the Chairman or Deputy Chairman of the HKIAC, as the case may be), the third arbitrator is to be appointed by the Chairman or Deputy Chairman of the HKIAC.

15.8 Qualifications of arbitrators

No Person is to be nominated or appointed as an arbitrator under clause 15.7 unless that Person has substantial experience of commercial disputes.

15.9 Arbitration award to be final and binding

The arbitration award is final and binding on the parties and the parties agree to be bound by it and to act accordingly. The content, existence and award of any arbitral proceedings are confidential. The costs of arbitration and reasonable legal fees are to be borne by the losing party, unless otherwise determined by the arbitration award.

15.10 Enforcement of arbitration awards

Judgment upon any award rendered by the arbitral tribunal may be entered, and application for judicial confirmation or recognition or enforcement of the award

may be made in any court of competent jurisdiction, and each party irrevocably submits to the jurisdiction of such court for the purpose of enforcement of this clause 15 or for the confirmation or recognition or enforcement of any award rendered by the arbitral tribunal in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

16 Governing law

This agreement is governed by the law in force in Hong Kong.

17 Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If there are a number of signed copies they are treated as making up the one document and the date on which the last counterpart is executed will be the date of the agreement.

This agreement may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument.

EXECUTED as an agreement

Schedule 1 - Application for Subscription Shares (clause 4.2)

To: Sino Gas Construction Limited ("**Company**")
Portcullis TrustNet Chambers, P.O. Box 3444 Road Town, Tortola, British Virgin Islands

Attention: Chairman

[insert date]

Dear Sirs

Application for shares pursuant to Subscription Agreement dated [insert date]

AMP Capital Asian Giants Infrastructure Fund ("**Subscriber**") (licence number C107003825 of IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius):

(a) hereby applies for the issue of [insert number] ordinary shares in the capital of the Company ("**Subscription Shares**");

(b) agrees to pay the Subscription Price upon Completion in accordance with the Subscription Agreement; and

(c) agrees to be bound by the constitution of the Company.

Capitalised terms which are used but not defined in this application have the meaning given to them (if any) in the Subscription Agreement.

Yours faithfully

____

Name: [•]
Position: [•]
Authorised representative for and on behalf of
AMP Capital Asian Giants Infrastructure Fund

Schedule 2 - Warranties

1 Incorporation and power

1.1 Incorporation

Each Sinogas Party is validly incorporated, organised, validly existing and in good standing under the law of the place where it is established or incorporated.

1.2 Power

Each Sinogas Party has the power, and has obtained all the necessary permits, licenses and approvals, to own its assets and to carry on its business as it is now being conducted.

1.3 Compliance with constituent documents

The business and affairs of each Sinogas Party have at all times been and continue to be conducted in accordance with its Memorandum and Articles and all applicable laws.

2 Power and authority

2.1 Power

Each Sinogas Party has the power to enter into and perform this agreement and has obtained all necessary consents and authorisations to enable it to do so.

2.2 Binding obligations

This agreement constitutes valid and binding obligations upon each Sinogas Party enforceable in accordance with its terms by appropriate legal remedy.

2.3 Authorisations

Each Sinogas Party has given full authority to each of its Representative who signs the Transaction Documents and to bind such party, based on a valid power of attorney.

2.4 No breach

This agreement and Completion do not conflict with or result in a breach of any obligation (including any statutory, contractual or fiduciary obligation) or constitute or result in any default under any provision of the Constitution or any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which any Sinogas Party is a party or is subject or by which it is bound.

3 Solvency and Liabilities

3.1 Solvency

None of the Sinogas Parties is Insolvent.

3.2 Debts

The Company has no secured or unsecured debt facilities.

4 Sinogas Kunming

4.1 Incorporation

Sinogas Kunming is validly incorporated, organised, validly existing and in good standing under the law of the place where it is established or incorporated.

4.2 Compliance with constituent documents

Sinogas Kunming has never operated or traded. The affairs of Sinogas Kunming have at all times been and continue to be conducted in accordance with its Memorandum and Articles and all applicable laws.

4.3 Solvency

Sinogas Kunming is solvent, and has no secured or unsecured debt facilities.

4.4 Proportion of capital

The Kunming Interests comprise 80% of the issued capital of Sinogas Kunming and are fully paid.

4.5 No Encumbrances

The Kunming Interests are free from all Encumbrances.

4.6 No breach

The transfer of the Kunming Interests in compliance with this Agreement does not and will not breach any obligation or agreement binding on the Company or its members, and no third party consent to the transfer is required.

4.7 No other interests

The Company does not hold any legal or beneficial interests in any other entity (except as specifically contemplated by this deed).

5 Subscription Shares

5.1 Proportion of capital

The Subscription Shares will, upon issue, comprise 49% of the issued capital of the Company and will, upon issue, be fully paid.

5.2 Ranking

The Subscription Shares will rank equally in all respects with existing issued fully paid ordinary shares in the Company, including the payment of any distributions following allotment.

5.3 No Encumbrances

The Subscription Shares will be free from all Encumbrances.

5.4 No restriction

There is no restriction on issue of the Subscription Shares to the Subscriber. All of the subscription shares when allocated will be validly allotted and issued and will not be allotted or issued in breach of any pre-emptive or similar rights of any person, or contracts which is binding on the Company.

5.5 No restriction of sale

Following compliance by the Company with clause 4.4(c) ("Company's obligations"), an offer of the Subscription Shares for sale (or an assignment of a right in respect of an interest in the Subscription Shares) in the 3 month period commencing on the date which is immediately after the Completion Date may be made without a disclosure document.

5.6 Consents

The Company has obtained all consents, approvals and licences necessary to enable it to issue the Subscription Shares and has not breached the terms of any such consents, approvals or licences.

5.7 No breach

The issue of the Subscription Shares does not breach any obligation or agreement binding on the Company or its members.

6 Information

6.1 Disclosure

Each of the Sinogas Parties has disclosed to the Subscriber all the documents, materials and information related to the transactions contemplated by the Transaction Documents, including those issued by or obtained from any government authority, which:

(a) may have a material adverse effect on that Sinogas Party's capacity to fully perform its obligations under those Transaction Documents to which it is a party; or

(b) will otherwise materially affect the Subscriber's decision as to whether to enter into the Transaction Documents,

if not disclosed previously, including (in the case of the Sinogas Parties) all capital expenditure forecasts by or in relation to Qujing Gas.

6.2 Accuracy

All documents, materials and information disclosed by any of the Sinogas Parties to the Subscriber or to the Subscriber's Representatives in the course of negotiations leading to the Transaction Documents and Completion:

(a) do not contain any statements or representations which are false, misleading or incorrect in any respect; and

(b) contain full and fair disclosure of all material information which ought reasonably be disclosed in order to avoid misleading that other party.

7 Qujing Gas

7.1 Incorporation

Qujing Gas is a company duly incorporated and validly existing under the law of the People's Republic of China;

7.2 Power

Qujing Gas has the power, and has obtained all the necessary permits, licenses and approvals, to own its assets and to carry on its business as it is now being conducted.

7.3 Compliance with constituent documents

The business and affairs of Qujing Gas have at all times been and continue to be conducted in accordance with its Articles of Association and Joint Venture Contract and the relevant laws in PRC.

7.4 Current ownership

The equity interests in Qujing Gas are owned by:

(a) Yunnan Provincial Investment Holding Group Co., Ltd. as to 51%;

(b) Sinogas Beijing as to 39%; and

(c) Qujing Municipal Investment Co., Ltd. as to 10%

(each, a **Quijing Shareholder**).

7.5 No Encumbrances

Each Qujing Shareholder is the full legal and beneficial owner of its respective equity interest, and its equity interest in Qujing Gas are not subject to any Encumbrance.

7.6 No other interests

Other than the equity interest referred to in section 7.4, there are no other form of third party interests in the registered capital of Qujing Gas whatsoever.

7.7 Entry into Joint Venture

Each Qujing Shareholder has obtained all necessary approvals and licenses to enable:

(a) its investment in Qujing Gas; and

(b) the entry into and performance of the Joint Venture Contract,

and has not breached any such approvals or licences.

7.8 Joint Venture binding and enforceable

Each Qujing Shareholder's rights and obligations under the Joint Venture Contract are valid, binding and enforceable in accordance with its terms by appropriate legal remedy.

7.9 No breach

The Joint Venture Contract and Articles of Association has not been breached or threatened to be breached by any Qujing Shareholder of any third party.

7.10 No breach by Qujing Gas

So far as the Company and the Sinogas Parties are aware, there is no subsisting breach by Qujing Gas of any approval or licence or other requirements of government authorities.

7.11 Debt facilities

Apart from the CNY 60 million credit facility granted by CITIC Bank which is unsecured, Qujing Gas has no other secured or unsecured debt facilities.

7.12 Permits, licenses and approvals

Qujing Gas has obtained the permits, licenses and approvals necessary to carry on its current business and the gas distribution business contemplated in its constitutional documents and this Subscription Agreement, including those listed in Annexure A.

7.13 Compliance with law

Qujing Gas has complied with all applicable laws, regulations and local, provincial and national government requirements in the operation of its business.

7.14 Compliance with contractual obligations

Qujing Gas has not breached, nor has any other party claimed that Qujing Gas has breached, any contract to which Qujing Gas is a party, other than a minor breach having no or an immaterial impact on the business or financial condition of Qujing Gas.

7.15 Appointments to Qujing Gas Board

The Company is entitled to appoint a majority of the directors on the board of Qujing Gas at all times.

7.16 Litigation

Qujing Gas is not subject to any actual or threatened litigation, arbitration, mediation or investigation or other form of legal or administrative action.

Subscription Agreement

Signing page

DATED: ____________________

SIGNED by

....

as authorised representatives for
SINO GAS CONSTRUTION LIMITED
in the presence of:

....

Signature of witness

YUGANG ZHANG

....

Name of witness (block letters)

....

By executing this Subscription Agreement, the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of **SINO GAS CONSTRUCTION LIMITED**

SIGNED by

....

as authorised representatives for
BEIJING SINO GAS WEIYE CO., LTD
in the presence of:

....

Signature of witness

YUGANG ZHANG

....

Name of witness (block letters)

....

By executing this Subscription Agreement, the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of **BEIJING SINO GAS WEIYE CO., LTD**

SIGNED by

....

as authorised representatives for
SINO GAS INTERNATIONAL HOLDINGS INC.
in the presence of:

....

Signature of witness

YUGANG ZHANG

....

Name of witness (block letters)

....

By executing this Subscription Agreement, the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of **SINO GAS INTERNATIONAL HOLDINGS INC.**

SIGNED by AMP Capital Asian Giants Infrastructure Fund:

The Common Seal of AMP Capital Asian Giants Infrastructure Fund

Annexure 1 - Memorandum and Articles of Association



Annexure 2 - Shareholders' Agreement

Annexure 3 – Licences, approvals, certificates, consents and permits in connection with "fuel gas distribution related business" and "transfer of equity interest by a WOFE to a foreign investor" (Yunnan province)

Business	Licence/Approval/Permit	Applicable PRC Law
	(1) Fuel gas operation	
Fuel gas operation	Urban Fuel Gas Enterprise Pilot Operation Certificate 《城市燃气企・・运行・・》	• *"Measures on the Administration of Fuel Gas of Yunnan Province"* (《云南省燃气管理・法》), issued on 11 May 1998. • *"Regulations on the Administration of Qualifications of Urban Fuel Gas Enterprises of Yunnan Province"* (《云南省城市燃气企・・・管理・定》), issued on 17 March 2004.
	Urban Fuel Gas Enterprise Qualification Certificate 《城市燃气企・・・・・》	
	Gas Tanker Truck Use Certificate 《槽・使用・》	*"Measures on the Administration of Fuel Gas of Yunnan Province"* (《云南省燃气管理・法》), issued on 11 May 1998.
	Combustible and Explosive Material Fire Prevention and Safety Licence 《易燃易爆物品消防安全・可・》	
	Hazardous Material Transportation Permit 《危・品准运・》	
	Safety Production Licence 《安全生・・可・》	*"Implementation Measures for the Safety Production License of Hazardous Chemicals Manufacturers"* (《危・化学品生・企・安全生・・可・・施・法》), issued on 19 April 2004.
	(2) Concession operation	
Fuel gas concession operation	Concession Operation Licence 《特・・・・可・》 Or Concession Operation Authorisation 《特・・・授・・》	*"Regulations on the Administration of Urban Construction of Yunnan Province"* (《云南省城市建・管理条例》), revised on 30 November 2006.
	Acknowledgment by the People's Government of Qujing City that the	*Art.12. Model Concession Agreement*

Business	Licence/Approval/Permit	Applicable PRC Law
	Construction Bureau of Qujing City has the necessary authorisation to enter into the Concession Agreement	
	(3) Gas facilities, equipment and appliance	
Fuel gas filling	Fuel Gas Cylinder Refilling Station and Gasification Station Operation Licence 《燃气・瓶点、气化站・・・可・》	*"Measures on the Administration of Fuel Gas of Yunnan Province"* (《云南省燃气管理・法》), issued on 11 May 1998.
Sales of fuel gas appliance and equipment	Fuel Gas Appliance and Equipment Sales Permit 《燃气器具准・・》	*"(Pilot) Measures on the Administration of Fuel Gas Appliance and Equipment of Yunnan Province"* (《云南省燃气器具管理・法（・行）》), issued on 18 May 1998.
Fuel gas cylinder and fuel gas tanker truck filling	Gas Cylinder and Tanker Truck Filling Licence 《气瓶罐・充装・可・》	*"(Pilot) Implementation Rules of the Administrative Licensing of Special Equipment of Yunnan Province"* (《云南省特・・・行政・可・施・・（・行）》), issued on 27 November 2006.
	(4) Gas facility construction	
Fuel gas project (facility) construction	Investment Project Filing Certificate 《投・・目・案・》	*"(Pilot) Measures on the Filing of Projects Invested by Enterprises of Yunnan Province"* (《云南省企・投・・目・案・法（・行）》), issued in 2004.
	Fuel Gas Project Proposal and Preliminary Design Approval 《燃气工程立・和初・・・・批》	*"Provisional Measures on the Administration of Fuel Gas Projects of Yunnan Province"* (《云南省燃气工程管理・行・法》), issued in 1998.
	Environmental Impact Assessment Report Form Approval 《・境影响・告表・批》	*"Regulations on the Administration of Environmental Protection of Construction Projects"* (《建・・目・境保・管理条例》), issued in 1998.
	Construction Projects Site Selection Opinion Letter 《建・・目・址意・・》	*"Urban and Countryside Planning Law of the PRC"* (《中・人民共和国城・・划法》), issued on 28 October 2007.
	Construction Land Planning Licence 《建・用地・划・可・》	
	Construction Project Planning (Site Selection) Fire Control Approval 《建・・目・划（・址）消防・核意・表》	*"Measures on the Administration and Supervision of Fire Control of Construction Projects"* (《建・工程消防・督管理・定》), issued on 30 April 2009.
	Construction Project Planning License 《建・工程・划・可・》	*"Regulations on the Administration of Urban Planning of Yunnan Province"* (《云南省城市・划管理条例》),

Business	Licence/Approval/Permit	Applicable PRC Law
		revised on 3 December 1997.
	Fuel Gas Project Construction Commencement Permit 《燃气工程•工•可》	*"Provisional Measures on the Administration of Fuel Gas Projects of Yunnan Province"* (《云南省燃气工程管理•行•法》), issued in 1998.
	Land Use Right Certificate 《土地使用••》	*"Implementation Rules of the Law Administration Law of the PRC"* (《中•人民共和国土地管理法•施条例》), issued on 27 December 1998.
Fuel gas projects design, construction and supervision	The qualification certificates corresponding to the proposed design, construction and/or supervision activity	*"Measures on the Administration of Fuel Gas of Yunnan Province"* (《云南省燃气管理•法》), issued on 11 May 1998.
	Fuel Gas Construction Enterprise Qualification Certificate 《云南省燃气工程建筑企•••••》	*"Provisional Measures on the Administration of Fuel Gas Projects of Yunnan Province* (《云南省燃气工程管理•行•法》), issued in 1998.
	Environmental Protection Inspection Approval for Completion of Project Construction (建••目竣工•保•收•批)	*"Measures on Administration of Environmental Protection Inspection for Completion of Project Construction"* (《建••目竣工•境保••收管理•法》) issued on 27 December 2001.
	Fuel Gas Facility Use Licence 《燃气工程•施使用•可•》	*"Provisional Measures on the Administration of Fuel Gas Projects of Yunnan Province* (《云南省燃气工程管理•行•法》), issued in 1998.
(5) Transfer of equity interest in Qujing Gas to the Company by Sinogas Beijing		
Government approvals / registration certificates	Acknowledgment from the Construction Bureau of Qujing City that the reports provided under clause 9.6(3) and (5) of the Concession Agreement have been given to the authority	Foreign investment related laws
	Project Verification - issued by the local counterpart of the National Development and Reform Commission ("NDRC")	
	Foreign Invested Enterprise Certificate - issued by the local counterpart of the Ministry of Commerce ("MOFCOM")	
	Enterprise Legal Person Business License - issued by the provincial or local Administration of Industry and Commerce	
	Foreign Exchange Registration Certificate - issued by the provincial or	

Business	Licence/Approval/Permit	Applicable PRC Law
	local Administration for Foreign Exchange	
	Tax Registration Certificate - issued jointly by the local counterpart of State Administration for Tax and local tax bureau	
	Miscellaneous other registrations such as registration with the Bureau of Statistics.	
Board approvals	Approval of the board of Sinogas Beijing for the disposal of 39% of the equity interest in Qujing Gas	The PRC Companies Law and foreign investment related laws
	Approval of the board of the Company for the acquisition of the equity interest in Qujing Gas	
	Approval of the board of Qujing Gas for the equity transfer and related matters such as change of directors, amendment of articles of association, new joint venture contract etc.	
	Consent and waiver of Yunnan Provincial Investment Holding Co., Ltd. and of the undisclosed beneficiary owners of the 51% equity interest in Qujing Gas	
	Consent and waiver of Qujing Municipal Investment Co., Ltd.	